UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

July 19, 2011

ENSERVCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

830 Tenderfoot Hill Road, Suite 310
Colorado Springs, CO 80906
Address of principal executive offices

719-867-9911
Telephone number, including
Area code

_____________________________
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

As further described in Item 5.02 below, effective July 19, 2011 the terms of the employment agreement between Rick Kasch and Enservco Corporation (the “Company”) were amended.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a corporate reorganization, on July 19, 2011, the Company appointed Rick Kasch as its President.  Mr. Kasch will also continue to serve as the Company’s Chief Financial Officer and Treasurer.  Mr. Kasch assumed the position of President from Bob Maughmer who remains with the Company  and will serve as the Chief Operating Officer of a recently formed Company wholly owned subsidiary.  There were no material changes to the employment agreement between the Company and Mr. Maughmer dated August 23, 2010 resulting from the changes in Mr. Maughmer’s title(s) and position(s).

Mr. Kasch (age 61) has served as the Company’s Chief Financial Officer, Executive Vice President and Treasurer since July 27, 2010.  Mr. Kasch served as the principal financial officer of the former holding company for the Company’s operating subsidiaries and assets since its inception in May 2007.  Mr. Kasch also served as the principal financial officer, Secretary and Treasurer of the Company’s wholly owned subsidiary Dillco Fluid Service, Inc. since December 2007.  Further, he has served as a manager and the principal financial officer for the Company’s wholly owned subsidiary Heat Waves Hot Oil Services LLC since March 2006.  From 2004 until 2007, Mr. Kasch has also served as the Chief Financial Officer of Key Food Ingredients LLC, a company that distributes dehydrated vegetables.  Additionally, Mr. Kasch has served as the Chief Financial Officer for various other companies, including an NYSE hospitality company, software development companies and internet based companies.  Mr. Kasch does not serve as a director of any public companies.  Mr. Kasch received a BBA - Accounting degree from the University of South Dakota.  Mr. Kasch is a CPA but does not hold an active license.

The Company and Mr. Kasch have previously entered into an employment agreement dated July 27, 2010 (the “Employment Agreement”) pursuant to which Mr. Kasch has served as a Company executive officer.  The Employment Agreement was scheduled to terminate on June 30, 2013.  In conjunction with being appointed President the Company agreed to increase Mr. Kasch’s base salary and to extend the term of the Employment Agreement through June 30, 2014. Also in conjunction with being appointed President Mr. Kasch was granted a new option to acquire Company common stock.  Except as noted herein, the other terms of the Employment Agreement remain unchanged and are described in numerous reports filed by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended December 31, 2010.

There are no family relationships among Mr. Kasch and any of the Company’s executive officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of July 2011.

Enservco Corporation

By: /s/ Rick D. Kasch
Rick D. Kasch, President